SECOND AMENDMENT TO
                    THE DST SYSTEMS, INC. PROFIT SHARING PLAN
                               AND TRUST AGREEMENT
                               (1996 Restatement)

         WHEREAS, by written instrument dated December 30, 1996, DST Systems, Inc. amended and restated The DST Systems, Inc. Profit Sharing Plan and Trust Agreement (1996 Restatement); and

         WHEREAS, DST Systems, Inc., in Section 11.02 of said Plan, reserved the right to amend the Plan;

         WHEREAS, DST Systems, Inc., finds it desirable to amend the Plan to establish uniform quarterly distribution dates for certain distributions of certain participants' accounts; to clarify the treatment of Qualified Domestic Relations Orders ("QDROs"); and to make conforming and clarifying changes related to the above; and UMB Bank, N.A. agrees to such amendment.

         NOW, THEREFORE, DST Systems, Inc. and UMB Bank, N.A. agree that The DST Systems, Inc. Profit Sharing Plan and Trust Agreement (1996 Restatement) be amended as follows:


         1. The first paragraph of Section 6.01 is amended to read as follows:

                  Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $5,000 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. For all purposes of this Plan, the "distribution date" is the 90th day after the end of the Plan Year or as soon as administratively practicable thereafter (a "distribution date" or "annual distribution date") unless the Plan specifies that distribution may also be made on the 30th day after the end of any of the first three calendar quarters of a Plan Year or as soon as administratively practicable thereafter (a "quarterly distribution date"). For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $5,000, the Advisory Committee must treat that present value as exceeding $5,000 for purposes of all subsequent Plan distributions to the Participant.

         2. Subsection 6.01(C)(1) is amended to read as follows:

                           (1) Deceased Participant's Nonforfeitable Accrued
                  Benefit Does Not Exceed $5,000. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Trustee to pay the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, on the annual or quarterly distribution date following the end of the calendar quarter in which the Participant's death occurs, or, if later, in which the Advisory Committee receives notification of or otherwise confirms the Participant's death, or as soon as administratively practicable thereafter.

         3. Subsection 6.03(A) is amended to read as follows:

         (A) Participant Elections After Termination of Employment. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $5,000, he may elect to have the Trustee commence distribution as of any annual or quarterly distribution date, but not earlier than the first annual distribution date after the close of the Plan Year in which the Participant's Separation from Service occurs. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any later annual or quarterly distribution date after the end of any subsequent calendar quarter after the last day of the Plan Year in which his Separation from Service occurred, or as soon as administratively practicable thereafter. In the case of (i) a Participant who has attained age 55 on or before the date of his Separation from Service, or (ii) a Participant whose Separation from Service occurs because of his disability, the Participant, in addition to the benefit payment elections provided for in the first two sentences of this Section 6.03(A), shall have the right to elect to have the Trustee commence distribution as of any annual or quarterly distribution date after the end of the calendar quarter in which his Separation from Service occurs, or as soon as administratively practicable thereafter. A Participant who has separated from Service may elect distribution as of any annual or quarterly distribution date after the last day of the Plan Year in which his Separation from Service occurred, or as soon as administratively practicable thereafter, irrespective of the restrictions otherwise applicable under this Section 6.03(A). If the Participant is partially vested in his Accrued Benefit, an election under this paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article
         V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with an Employer.

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         4. Section 6.03(B) is amended to read as follows:

         (B)      Participant Elections Prior to Termination of Employment.

                  (1) At Normal Retirement Age. After a Participant attains Normal Retirement Age, the Participant, until he retires, has a continuing election to receive all or any portion of his Accrued Benefit. A Participant must make an election under this paragraph on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this paragraph on the annual or quarterly distribution date after the end of the calendar quarter within which the Participant files his written election with the Trustee, or as soon as administratively practicable thereafter. The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

                  (2) Prior to Normal Retirement Age. For purposes of this paragraph, the terms "eligible retirement plan," "direct rollover" and "eligible rollover distribution" shall have the meanings ascribed to them in Section 6.08. Any Participant who has attained 59 1/2 and has at least five Years of Service, until he retires, has a continuing election to direct the Trustee to pay directly to an eligible retirement plan specified by the Participant in a direct rollover all or any portion, with a minimum portion of 20%, of his Nonforfeitable Accrued Benefit, provided that the payment is an eligible rollover distribution. A Participant may make an election under this paragraph on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to have directly rolled over an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must pay the amount specified by the Participant in a direct rollover in accordance with the Participant's election under this paragraph on the annual or quarterly distribution date after the end of the calendar quarter within which the Participant files his written election with the Trustee, or as soon as administratively practicable thereafter. The Trustee will distribute the balance of the Participant's Nonforfeitable Accrued Benefit not distributed pursuant to this election(s) under this Section 6.03(B) in accordance with the other distribution provisions of this Plan.

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                  If the Trustee makes a distribution (other than a cash-out distribution described in Section 5.04) to a partially-vested Participant pursuant to this Section 6.03(B), the Advisory Committee will establish a separate Account for the Participant's Accrued Benefit. At any relevant time following the distribution, the Advisory Committee will determined the Participant's Nonforfeitable Accrued Benefit derived from Employer contributions in accordance with the following formula: (P(AB+(RxD)) - (RxD).

                  To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived Accrued Benefit at the relevant time, "R" is the ratio of the Accrued Benefit at the relevant time to the Accrued Benefit after the earlier distribution, and "D" is the amount of the earlier distribution.

         5. The second paragraph of Section 6.03(E) is amended to read as follows:

                  A Participant must make a written election under this Section 6.03(E) on a form prescribed by the Advisory Committee not more than 90 nor less than 60 days before the end of the calendar quarter preceding the distribution. The distribution in accordance with the Participant's timely-filed election will be made on the annual or quarterly distribution date following the end of such calendar quarter or as soon as administratively practicable thereafter.

         6. The first paragraph of Section 6.07 is amended to read as follows:

                  Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code ss.414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order on any annual or quarterly distribution date or as soon as administratively practicable thereafter, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code ss.414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if the order specifies distribution at that time or permits an alternate payee to elect such earlier distribution. Nothing in this
         Section 6.07 allows an alternate payee to receive distribution at a time otherwise not permitted under the Plan nor in a form of payment not permitted under the Plan, nor does it allow a Participant to receive distribution at a time or in a form not authorized by Plan terms other than this Section 6.07.

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         7. Section 10.14 is amended to read as follows:

                  10.14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Trustee also must value the Trust Fund on the last day of each calendar quarter and such other dates as directed in writing by the Advisory Committee.

         8. Section 14.01 is amended to read as follows:

                  14.01 REQUEST FOR WITHDRAWAL DUE TO FINANCIAL HARDSHIP. Every Participant who has completed four (4) Years of Service for vesting purposes, as defined in Sections 5.06 and 5.08, may request to withdraw all or any portion, at his option, but not to exceed the value of such Participant's vested interest which would be available under Section 5.03, of the balance of his Accrued Benefit as the same shall stand on the last day of the calendar quarter in which such request is made (after completion of all adjustments to be made thereto as of the end of the calendar quarter in which such request is made). Effective for Plan Years beginning after December 31, 1989, a Participant may make such a withdrawal request if he has either completed four (4) Years of Service for vesting purposes or been a Participant in the Plan for all or part of at least four (4) Plan Years. Such request for withdrawal shall be made in writing on a form satisfactory to the Advisory Committee and such request shall be delivered to the Advisory Committee not more than 90 nor less than 60 days before the end of the calendar quarter preceding the distribution. The Advisory Committee shall have complete discretion in approving a request for withdrawal due to financial hardship and the amount thereof, PROVIDED; the Advisory Committee shall grant its consent if satisfied from positive evidence presented by the Participant, that the purpose of the request for withdrawal due to financial hardship is:

                           (a) financing of the purchase, major repair or
                  improvement of the Participant's home;

                           (b) major illness or disability of the Participant, a
                  member of his immediate family or one dependent upon him;

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                           (c) college or other post-high school education of
                  the Participant or one dependent upon him; a withdrawal pursuant to this subparagraph (c) shall be distributed in approximately equal annual installments over the scheduled course of the schooling. Installments after the initial distribution will be paid only if the Participant delivers to the Advisory Committee a copy of grades for the most recent quarter or semester for which grades are available as well as a bill or other appropriate written evidence sufficient to demonstrate to the Advisory Committee the continuation by the Participant or dependent of his course of schooling;

                           (d) financial hardship to the Participant caused by
                  sickness, accident or death in the Participant's immediate family; or

                           (e) such other condition or purpose which the
                  Advisory Committee shall determine, in accordance with uniform principles consistently applied, is of sufficiently similar seriousness or worthiness to the enumerated conditions and purposes as to constitute a financial hardship;

         and further provided, that in no event shall the Advisory Committee grant such request from a Participant who has previously made a withdrawal pursuant to this Section 14.01 unless, subsequent to the Plan Year in which the Participant's most recent such request was made and granted, the Participant has either completed four (4) additional Years of Service of vesting purposes or has been a Participant in the Plan for all or part of at least four (4) additional Plan Years. If the Advisory Committee would otherwise grant a request for withdrawal for the financing of the purchase of the Participant's home but for the fact that the Participant has not obtained a signed contract for the purchase of the home, the Advisory Committee shall approve the request subject to the condition that Participant obtain a signed contract for purchase of a home.

         9. Section 14.03 is amended to read as follows:

                  14.03 TIME OF PAYMENT. Except as provided in Section 14.06, following the close of the calendar quarter when any such request for withdrawal shall be made and approved by the Advisory Committee, the Advisory Committee shall direct the Trustee to pay and distribute to the Participant the amount so specified. Payment shall be made on the annual or quarterly distribution date following the end of the calendar quarter or as soon as administratively practicable thereafter, or in the case of a request made and approved in the last quarter of a Plan Year, as soon as administratively practicable after the year-end adjustments to be made for such Plan Year shall be completed; and the amount so distributed shall be charged to the Participant's Account.

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         10. Section 14.05 is amended to read as follows:

                  14.05 REQUEST FOR WITHDRAWAL DUE TO FINANCIAL HARDSHIP FOR PARTICIPANTS IN THE POLICYHOLDER SERVICE CORPORATION RETIREMENT PLAN. A Participant in the Policyholder Service Corporation Retirement Plan which was merged with this Plan on December 31, 1991, may request a withdrawal due to financial hardship of all or any portion, at his option, but not to exceed the value of such Participant's vested interest which would be available under Section 5.03, of the balance of his Accrued Benefit attributable to contributions (including any rollover contributions) made for Plan Years beginning on or after January 1, 1988 and to any rollover contributions made prior to January 1, 1988, to the Policyholder Service Corporation Retirement Plan prior to merger with this Plan, as the same shall stand on the last day of the calendar quarter in which such request is made (after completion of all adjustments to be made thereto as of the end of the calendar quarter in which such request is made); PROVIDED, the distribution provisions of Section 6.03(E) shall govern any request by a Participant for a withdrawal from the Participant's Deferral Contributions Account. Such request for withdrawal shall be made in writing on a form satisfactory to the Advisory Committee and such request shall be delivered to the Advisory Committee not more than 90 nor less than 60 days before the end of the calendar quarter preceding the distribution. The Advisory Committee shall have complete discretion in approving a request for withdrawal due to financial hardship and the amount thereof; PROVIDED, the Advisory Committee shall grant its consent if satisfied from positive evidence presented by the Participant, that the purpose of the request for withdrawal due to financial hardship is:

                           (a) financing of the purchase, major repair or
                  improvement of the Participant's home;

                           (b) major illness or disability of the Participant, a
                  member of his immediate family or one dependent upon him;

                           (c) college or other post-high school education of
                  the Participant or one dependent upon him; (a withdrawal pursuant to this subparagraph (c) shall be distributed in approximately equal annual installments over the scheduled course of the schooling. Installments after the initial distribution will be paid only if the Participant delivers to the Advisory Committee a copy of grades for the most recent quarter or semester for which grades are available as well as a bill or other appropriate written evidence sufficient to demonstrate to the Advisory Committee the continuation by the Participant or dependent of his course of schooling);

                                       7

                           (d) financial hardship to the Participant caused by
                  sickness, accident or death in the Participant's immediate family; or

                           (e) such other condition or purpose which the
                  Advisory Committee shall determine, in accordance with uniform principles consistently applied, is of sufficiently similar seriousness or worthiness to the enumerated conditions and purposes as to constitute a financial hardship.

                           If the Advisory Committee would otherwise grant a
                  request for withdrawal for the financing of the purchase of the Participant's home but for the fact that the Participant has not obtained a signed contract for the purchase of the home, the Advisory Committee shall approve the request subject to the condition that Participant obtain a signed contract for purchase of a home.

                           The provisions of Sections 14.02, 14.03, 14.04 and
                  14.06 shall apply to any withdrawals under this Section 14.05.

         11. Section 14.06 is amended to read as follows:

                  14.06 SPECIAL RULES FOR WITHDRAWAL DUE TO PURCHASE OF HOME. This Section 14.06 shall apply to a Participant whose request or withdrawal for the financing of the purchase of a home has been conditionally approved pursuant to Section 14.01. If the Participant has not obtained a signed contract for the purchase by the distribution date, the Trustee shall continue to hold such approved amount and distribute it to the Participant when he obtains a signed contract, provided that the Participant obtains a signed contract within six (6) months of the originally applicable distribution date. If the Participant does not obtain a signed contract within six (6) months of the originally applicable distribution date, the Participant's request shall be cancelled, and the Participant shall be permitted to make a new request pursuant to Section 14.01 and 14.05 notwithstanding any requirement that the Participant otherwise wait four (4) years.

         12. Section 15.02 is amended to read as follows:

                  15.02 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit shall consist of that portion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his Account therein bears to the total net credit balance in the Accounts of all Participants plus the value of any segregated accounts hereunder. For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit shall be its value as of the valuation date immediately preceding the applicable distribution date. Any distribution (other than a distribution from a segregated Account) made to a Participant (or to his Beneficiary) more than 90 days after the most recent valuation date shall include interest on the amount of the distribution as an expense of the Trust fund. The interest accrues from such valuation date to the date of the distribution at a rate of five percent (5%) per annum.

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         13. The foregoing amendments shall be effective September 30, 1998.

         14. Except as herein amended, the Plan is hereby ratified and confirmed.

         IN WITNESS WHEREOF, DST Systems, Inc. and UMB Bank, N.A., have executed this Second Amendment as of this first day of October, 1998.


                                              DST SYSTEMS, INC.



                                    By:       /s/Kenneth V. Hager
                                              Kenneth V. Hager
                                              Vice President, Chief Financial
                                              Officer and Treasurer


                                              UMB BANK, N.A.



                                    By:       /s/Mark P. Herman
                                              Mark P. Herman
                                              Senior Vice President


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